SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01 REGULATION FD DISCLOSURES
In this Current Report on Form 8K we are providing a copy of our news release disclosing the our pricing of  a public offering of $250 million of 5.30% senior unsecured notes due November 15, 2023. We expect to use the net proceeds for general corporate purposes, repayment of debt and other capital management activities. The offering is expected to close on November 21, 2013, subject to customary closing conditions. A copy of that news release is included as Exhibit 99.1 in this filing, and incorporated herein by reference.

We expressly disclaim any obligation to update these materials and caution that they are only accurate on the date of this filing. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

The information we are furnishing under Item 7.01 of this Current Report on Form 8K, including Exhibit 99.1, is not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1	News release disclosing the our pricing of a public offering of $250 million of 5.30% senior unsecured notes due November 15, 2023..

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2013

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil Senior Vice-President